EXHIBIT (vi)

                                  SUBSCRIPTION

                 The undersigned ___________________________________,
pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase ____________ shares of the Common Stock of Mid-State Raceway, Inc., covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated:_________________________   Signature___________________________

                    Address__________________________________


                               ASSIGNMENT - CAP-1-A

                 FOR VALUE RECEIVED, ALL CAPITAL, LLC hereby sells, assigns and transfers unto RACEWAY VENTURES, LLC the foregoing Warrant and all rights
evidenced  thereby,  and   does  irrevocably  constitute  and  appoint
________________________ attorney, to transfer said Warrant on the books of Mid-State Raceway, Inc.


Dated:  April 10, 2004                 Signature /s/ Shawn Scott
       ----------------------                    -----------------

                    Address 1055 E. Tropicana Ave., Suite 700
                            ---------------------------------
                             LAS VEGAS, NEVADA 89119
                             -----------------------


                               PARTIAL ASSIGNMENT

                 FOR VALUE RECEIVED, _______________________ hereby assigns and transfers unto __________________________ the right to purchase ____________
shares of the Common Stock of Mid-State Raceway, Inc. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint ______________________, attorney, to transfer that part of said Warrant on the books of Mid-State Raceway, Inc.


Dated: _______________________    Signature____________________________

Address__________________________________